Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the consent solicitation statement/prospectus which forms a part of this Amendment No. 1 to the Registration Statement (No. 333-214200) on Form S-4 of Primo Water Corporation of our report dated March 16, 2015, relating to our audit of the consolidated financial statements, appearing in the Annual Report on Form 10-K of Primo Water Corporation for the year ended December 31, 2015.

We also consent to the reference to our firm under the heading "Experts" in such consent solicitation statement/prospectus.

/s/ RSM US LLP

Raleigh, North Carolina

November 29, 2016